Exhibit 4.1

INGRAM MICRO INC.

As the Company

INDENTURE

Dated as of August 10, 2012

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Trustee

INGRAM MICRO INC.

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of August 10, 2012

§310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§311(a)	7.11
(b)	7.11
(c)	Not Applicable
§312(a)	2.08
(b)	11.03
(c)	11.03
§313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06, 7.07
(c)(1)	7.06
(d)	7.06
§314(a)	4.03, 11.05
(b)	Not Applicable
(c)(1)	11.04
(c)(2)	11.04
(c)(3)(d)	Not Applicable
(c)(3)(e)	11.05
(c)(3)(f)	Not Applicable
§315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§316(a)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(b)	6.07
§317(a)(1)	6.08
(a)(2)	6.09
(b)	2.07
§318(a)	11.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of August 10, 2012, by and among Ingram Micro Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any calendar day that is not a Saturday, Sunday or Legal Holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, and includes, without limitation, all series and classes of such Common Stock.

“Company” means Ingram Micro Inc., and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security in definitive, fully registered form without interest coupons in the name of the Holder thereof and issued in accordance with Section 2.04 hereof.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dollars” and “$” means the currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States at the date of any computation.

“Global Security Legend” means the legend set forth in Section 2.04(f), which is required to be placed on all Global Securities issued under this Indenture.

“Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.03 hereof evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Holder” means the registered holder of any Security with respect to registered securities and the bearer of any unregistered Security or any coupon appertaining to it, as the case may be.

“Indebtedness” means all obligations for borrowed money, all obligations evidenced by bonds, debentures, notes, investment repurchase agreements or other similar instruments, and all securities providing for mandatory payments of money, whether or not contingent.

“Indenture” means this Indenture, as amended, supplemented or restated from time to time in accordance with the terms hereof and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Legal Holiday” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a legal holiday in New York, New York and on which banking institutions in New York City of New York are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of this Indenture, the Company or any of its Subsidiary will be deemed to own, subject to a Lien, any asset that the Company has acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary, the General Counsel or any Vice-President of such Person, or any combination thereof.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer or administrator of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any Series of Securities, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Series of Securities, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other subsidiaries of that person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to such Securities of that Series.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.05
“Covenant Defeasance”	8.03
“discharge”	10.01
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.06
“record date”	2.14
“Registrar”	2.06

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE SECURITIES

Section 2.01 Issuable in Series.

(a)

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.02 Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(1) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.02(2) through 2.02(16)) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate:

(1)	the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;

(2)	any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(3)	the date or dates on which the principal of the Securities of the Series is payable;

(4)	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(5)	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

(6)	the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

(7)	the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(8)	the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(10)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(11)	if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof;

(12)	any addition to, deletion of or change in the covenants which apply to the Securities of the Series;

(13)	any special tax implications of the Securities;

(14)	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in, or designated pursuant to, this Indenture;

(15)	the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed; and

(16)	any other terms of the Series (which may amend, supplement, modify or delete any provision of this Indenture insofar as it applies to such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.

Section 2.03 Form and Dating.

(a) General. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security will be dated the date of its authentication. Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, the Securities will be in minimum denominations of $2,000 with integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) Global Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities. Any Global Security issued hereunder shall bear the Global Security Legend. Each Global Security will represent such of the outstanding Securities of any Series as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Securities of any Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of any Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of any Series represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.04 hereof. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to any Global Securities.

Section 2.04 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if:

(1)	the Depositary

(A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities and the Company fails to appoint a successor Depositary within 90 days; or

(B) has ceased to be a clearing agency registered under the Exchange Act; or

(2)	an Event of Default occurs under this Indenture and is continuing.

In all cases, Definitive Securities delivered in exchange for any Global Securities or beneficial interests therein will be registered in such names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09, 2.10 and 2.13 of this Indenture. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.04 or Sections 2.09, 2.10 or 2.13 of this Indenture, will be authenticated and delivered in the form of, and will be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.04(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.04(b), (c) or (g) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable procedures. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security. No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.04(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the applicable procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the applicable procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Securities pursuant to Section 2.04(g) hereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.04(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.04(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.04(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Security has not yet been issued, the Company will issue and, upon receipt of the Company’s order, the Trustee will authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.04(e), the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(e).

(f) Legends. The following legends will appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.04(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(2) No service charge will be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to this Section 2.04, Article 3 or Sections 2.12 and 9.05).

(3) The Registrar will not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5) The Company will not be required:

(A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before mailing of a notice of redemption under Section 3.03 of this Indenture and ending at the close of business on the day of such mailing;

(B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

(7) The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.05 of this Indenture.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.04 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.05 Execution and Authentication.

One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time such Security is authenticated, such Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security, as applicable, has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.09.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities (an “Authentication Order”), and the Trustee in accordance with the Authentication Order will authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 7.01) will be fully protected in conclusively relying upon, (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 11.04 and (c) an Opinion of Counsel stating:

(a) that such form has been established in conformity with the provisions of this Indenture;

(b) that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity.

Section 2.06 Registrar and Paying Agent.

The Company shall maintain, with respect to each Series of Securities, an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to each Series of Securities.

Section 2.07 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Series of Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.08 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of each Series of Securities and the Company shall otherwise comply with TIA Section 312(a).

Section 2.09 Replacement Securities.

If any mutilated Security is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order together with such indemnity or security sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced, shall authenticate a replacement Security of the same Series if the Trustee’s requirements are met. The Company may charge for its expenses in replacing a Security.

Every replacement Security of any Series is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of such Series duly issued hereunder.

Section 2.10 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date of a Series of Securities, money sufficient to pay such Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.12 Temporary Securities

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities of the same Series in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

Section 2.13 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Payment of Interest; Defaulted Interest.

The principal of and the interest on the Securities, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose.

The Securities shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, as specified as such in the terms of the Securities.

The Person in whose name each Security is registered at the close of business on any record date applicable with respect to any interest payment date for the Securities shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest (as described below)) shall mean the date specified as such in the terms of the Securities, or if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month, or if such interest payment date is the fifteenth day of a calendar month the first day of such calendar month, whether or not such record date is a Business Day.

If the Company defaults in a payment of interest on Securities of any Series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Securities of that Series on a subsequent special record date, in each case at the rate provided in such Securities and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of the Series and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of the Securities of that Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15 CUSIP Number.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Procedures for Notice of Redemption and Selection of Securities.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 15 days before the redemption date.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.02(10), the minimum principal denomination for each Series and the authorized integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.02 Securities Redeemed in Part.

Upon surrender of any Security of a Series that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security of such Series equal in principal amount to the unredeemed portion of the Security surrendered.

No Securities of $2,000 or less can be redeemed in part.

Section 3.03 Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(6) the CUSIP number, if any; and

(7) any other information as may be required by the terms of the Securities of the Series being redeemed.

At the Company’s request, and upon receipt of an Officer’s Certificate complying with Section 11.04 hereof, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities of the Series called for redemption become irrevocably due and payable on the redemption date at the redemption price. Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, the notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities of a Series to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities of a Series to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities of a Series called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security of a Series called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities of such Series and in Section 4.01 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will pay or cause to be paid the principal of, premium, if any, and interest on the Securities of that Series on the dates and in the manner provided in such Securities. Principal, premium, if any, and interest on any Security will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

For so long as any Securities of a Series are outstanding, the Company covenants and agrees for the benefit of the Holders of each Series of Securities that: (a) it will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee for such Securities or an Affiliate of the Trustee, Registrar for such Securities or co-registrar) where such Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served, (b) it will give prompt written notice to the Trustee for such Securities of the location, and any change in the location, of such office or agency and (c) if at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where a Securities of a Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes pursuant to the preceding paragraph. The Company will give prompt written notice to the Trustee for any Series of Securities of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to each Series of Securities, the Company hereby initially designates the Trustee, Deutsche Bank Trust Company Americas at Trust & Securities Services, 60 Wall Street, 27th Floor, MS NYC60-2710, New York, NY 10005, Attention Corporate Trust Department / Ingram Micro Inc., as one such office or agency of the Company in accordance with Section 2.04.

Section 4.03 Reports.

The Company will at all times comply with TIA § 314(a) so long as any Series of Securities is outstanding. For so long as any Securities of a Series are outstanding, the Company will furnish to the Trustee any document or report the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC, provided that in the each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.03 provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor) and provided further, that the Company shall promptly notify the Trustee in writing whenever it shall have so file such materials.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04 Compliance Certificate.

(a) For so long as any Securities of a Series are outstanding, the Company and each guarantor of any Series of Securities (to the extent that such guarantor is so required under the TIA) shall deliver to the Trustee with respect to such Series of Securities, within 90 days after the end of each fiscal year, an Officer’s Certificate, the signor of which shall be the principal executive, principal accounting, or principal financial officer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, without regard to notice requirements or periods of grace, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on any Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any Securities of a Series are outstanding, deliver to the Trustee with respect to such Securities, as soon as possible, but in no event later than five days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

For so long as any Securities of a Series are outstanding, the Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities of a Series.

Section 4.06 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not, and each guarantor of any Series of Securities will not, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of such guarantors (to the extent that it may lawfully do so), as applicable, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee for such Securities, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if an Officer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of any Series of Securities.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s property and assets (in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless:

(a) Either

(1) the Company will be the continuing person or

(2) the Person (if other than the Company) formed by the consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under the Securities and the Indenture; and the Company will have delivered to the Trustee an Opinion of Counsel stating that the consolidation, merger or transfer and the supplemental indenture complies with this Indenture and that all conditions precedent provided for in this Indenture have been complied with and that the supplemental indenture constitutes a legal, valid and binding obligation of the Company or the successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b) an Officer’s Certificate to the effect that immediately after giving effect to such transaction, no Default will have occurred and be continuing under the Indenture; and an Opinion of Counsel as to the matters set forth in clause (a) will have been delivered to the Trustee.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on any Security of any Series except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, the:

(a) default in paying interest on any Security of that Series when it becomes due and the default continues for a period of 30 days or more;

(b) default in paying principal, or premium, if any, on any Security of that Series when due;

(c) default in the performance or breach of any covenant of the Company in this Indenture (other than defaults in Section 6.01(a) and (b) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series) and the default or breach continues for a period of 60 days or more after the Company receives written notice from the Trustee or the Trustee receives notice from the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series;

(d) the Company:

(1) commences a voluntary case in bankruptcy,

(2) consents to the entry of an order for relief against it in an involuntary bankruptcy case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due; or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company;

(2) appoints a custodian of the Company for all or substantially all of the property of the Company; or

(3) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 90 consecutive days.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(d) or (e) with respect to the Company) under this Indenture occurs with respect to the Securities of any Series at the time outstanding and is continuing, then the Trustee may and, at the direction of the Holders of not less than 25% in principal amount of the outstanding Securities of that Series, will by written notice, require the Company to repay immediately the entire principal amount of the outstanding Securities of that Series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default specified in Section 6.01(d) or (e) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding Securities shall automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

After a declaration of acceleration or any automatic acceleration under Section 6.01(d) or (e), the Holders of a majority in principal amount of outstanding Securities of any Series may rescind such accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the Securities of that Series that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation expenses and disbursements of the Trustee and its agent and counsel have been paid.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03 Other Remedies.

If an Event of Default with respect to the Securities of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Securities or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the outstanding Securities of any Series by notice to the Trustee may on behalf of the Holders of all of the Securities of such Series waive any existing Default or Event of Default and its consequences under this Indenture except a continuing

Default or Event of Default in the payment of premium or interest on, or the principal of, the Securities of such Series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may rescind an acceleration of such Securities and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust, or power conferred on it, subject to Section 7.02(f). However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder of any Security of any Series may pursue a remedy with respect to this Indenture or its Securities only if:

(a) the Holder of such Security gives to the Trustee written notice of a continuing Event of Default with respect to Securities of that Series;

(b) the Holders of at least 25% in principal amount of the then outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer set forth in clauses (b) and (c) above, if during such 60-day period, the Trustee has not received directions inconsistent with such request by Holders of a majority in principal amount of the outstanding Securities of that Series and if requested, the provision of indemnity.

A Holder of any Security may not use this Indenture to prejudice the rights of another Holder of any Security or to obtain a preference or priority over another Holder of Securities (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing with respect to the Securities of any Series at the time outstanding, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, such Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee for each Series of Securities is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of such Series allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities of such Series ), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities of any Series in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.08 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any Series.

Section 6.12 Unconditional Right of Holders to Receive Principal, Premium, and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.14) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder.

Section 6.13 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated thereon).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4) no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by the Trustee to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer and Acceptance of Facsimile Instructions.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or any Securities, it shall not be accountable for the Company’s use of the proceeds from any Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any

Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in any Securities or any other document in connection with the sale of any Securities or pursuant to this Indenture other than its certificate of authentication.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions, notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions hereby expressly agrees to and does assume all risks arising out of the use of such electronic methods to submit instructions or directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee will mail to Holders of Securities of that Series a notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security of any Series, the Trustee may withhold the notice from Holders of such Securities if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such Securities.

Section 7.06 Reports by Trustee to Holders of the Securities.

(a) Within 60 days after January 1 beginning with the January 1 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee will mail to the Holders of the Securities of any Series a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Securities of any Series will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Securities of any Series are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Securities of any Series are listed on any stock exchange or delisted therefrom.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Trustee and the Company may agree. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee and any predecessor Trustee, and its officers, directors, employees, representatives and agents against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to Securities of one or more Series if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of the applicable Series may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Unless this Section 8.02 is otherwise specified, pursuant to Section 2.02, to be inapplicable to Securities of any Series, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities (including the related guarantees, if any) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such Series (including the related guarantees, if any), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Securities, such guarantees, if any, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of such Series to receive payments in respect of the principal of, or interest or premium, if any, on, such Securities of such Series when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Company’s obligations with respect to such Securities of such Series under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Unless this Section 8.03 is otherwise specified, pursuant to Section 2.02, to be inapplicable to Securities of any Series, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Section 4.03 and 5.01 as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 with respect to the outstanding Securities of any Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such Series of Securities, but, except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof with respect to Securities of any Series, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c) hereof shall not constitute an Event of Default with respect to such Securities.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to outstanding Securities of any Series under either Section 8.02 or 8.03 hereof:

(a) the Company must irrevocably have deposited or caused to be deposited with the Trustee, as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of Securities:

(1) money in an amount;

(2) non-callable Government Securities; or

(3) a combination of money and non-callable Government Securities,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, the redemption date;

(b) in the case of Legal Defeasance under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the Holders of the outstanding Securities of such Series will not recognize gain or loss for Unites States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur;

(c) in the case of an election of Covenant Defeasance under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities of such Series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance did not occur;

(d) no Default with respect to the outstanding Securities of such Series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of Legal Defeasance, no Default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

(e) the Legal Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest within the meaning of the TIA, assuming all Securities of such Series were in default within the meaning of such Act;

(f) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party;

(g) the Legal Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

(h) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent with respect to the Legal Defeasance or Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of any Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of any Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

All funds deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal, interest, premium or additional amounts in respect of any Securities that remain unclaimed for two years after the maturity date of such Securities, will be repaid to the Company, or (if then held by the Company) will be discharged from such trust, upon the Company’s request. Thereafter, any right of any Holder to such funds shall be enforceable only against the Company, and the Trustee and Paying Agents will have no liability therefor.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities with respect to Securities of any Series in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then, with respect to such Securities, the Company’s and any applicable guarantors’ obligations under this Indenture and the applicable Securities and the guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any such Securities following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Holder of Securities of any Series in order to:

(1) cure ambiguities, defects or inconsistencies, provided that such amendment or modification shall not materially adversely affect the right of Holders;

(2) provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the Company’s discharge upon such assumption;

(3) make any change that would provide any additional rights or benefits to the Holders of the Securities;

(4) provide for or add guarantors with respect to the Securities of any Series;

(5) secure the Securities of any Series;

(6) establish the form or forms of Securities of any Series;

(7) conform any provision in this Indenture to the “Description of Debt Securities” filed on Form S-3 or the “Description of Notes” in any accompanying prospectus supplements; or

(8) make any change that does not materially adversely affect the rights of any Holders.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of each Series affected by such supplemental indenture (voting as one class) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or officer’s certificate or of modifying in any manner the rights of the Holders of each such Series, and the Company’s compliance with any provision of this Indenture with respect to the Securities of any Series may be waived by written notice to the Trustee by the Holders of a majority of the aggregate principal amount of the outstanding Securities of such Series affected by the waiver (voting as one class). However, no modification or amendment under this Section 9.02 may, without the consent of the Holder of the outstanding Securities affected:

(a) reduce the principal amount, or extend the fixed maturity, of the Securities, alter or waive the redemption provisions of the Securities;

(b) change the currency in which principal, any premium or interest is paid;

(c) reduce the percentage in principal amount outstanding of the Securities which must consent to an amendment, supplement or waiver or consent to take any action;

(d) impair the right to institute suit for the enforcement of any payment on the Securities;

(e) waive a payment default with respect to the Securities or any guarantor;

(f) reduce the interest rate or extend the time for payment of interest on the Securities; or

(g) adversely affect the ranking of the Securities.

It shall not be necessary for the consent of the Holders of Securities of any Series under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of any Series as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities of any Series affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of any Series will be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds each Holder of each Series affected by such amendment or waiver.

Section 9.05 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to the Securities issued hereunder, when either:

(a) all such Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to and accepted by the Trustee for cancellation; or

(b) all such Securities that have not been accepted by the Trustee for cancellation will become due and payable within one year (a “discharge”) and the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the

Company’s name, and at the Company’s expense and the Company has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the Securities to pay principal, interest and any premium;

(c) the Company or any guarantor of such Securities has paid or caused to be paid all other sums then due and payable under this Indenture; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant clause (b) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable guarantor’s obligations under this Indenture and the applicable Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Securities of any Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 11.02 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Ingram Micro Inc.

1600 E. St. Andrew Place

Santa Ana, CA 92705-4926

Facsimile No.: (714) 566-7900

Attention: General Counsel

With a copy (which shall not constitute notice hereunder) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Facsimile No.: (650) 752-2111

Attention: Alan F. Denenberg

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, 27th Floor

MS NYC60-2710

New York, NY 10005

Fax : 732-578-4635

Attention: Corporate Team / Ingram Micro Inc.

With a copy (which shall not constitute notice hereunder) to:

Deutsche Bank National Trust Company

Trust & Securities Services

100 Plaza One

6th Floor – MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: 732-578-4635

Attention: Corporate Team / Ingram Micro Inc.

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notices required to be given to the Holders of Global Securities will be given to DTC, as the registered Holder of the Global Securities. In the event that the Global Securities are exchanged for Definitive Securities, notices to Holders will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the Registrar.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities, this

Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.11 Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.14 Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

SIGNATURES

Dated as of August 10, 2012

INGRAM MICRO INC.

By:	/s/ William D. Humes
Name:	William D. Humes
Title:	Chief Operating and Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Nigel W. Luke
Name:	Nigel W. Luke
Title:	Vice President

[SIGNATURE PAGE TO INDENTURE]